Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Broadcom Corporation of our report dated February 15, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of NetLogic Microsystems, Inc., which appears in Broadcom Corporation’s Current Report on Form 8-K filed on February 17, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 28, 2012